UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  January 31, 2007

BREK ENERGY CORPORATION
(Exact name of registrant as specified in its chapter)

Nevada	000-27753	98-0206979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
346 Kensington High Street, London, United Kingdom		W14 8NS
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-44-77-6420-0334

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Brek Energy Corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations. Additional factors that could cause the Registrant’s results to differ materially from those described in the forward-looking statements can be found in the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

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INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2007, the Registrant and Gasco Energy, Inc. entered into a First Amendment To Agreement and Plan of Merger (the “First Amendment Agreement”) pursuant to which the parties agreed to extend the Optional Termination Date from January 31, 2007 to May 31, 2007. See Exhibit 10.8 - First Amendment Agreement for more details.

Except as expressly amended by the First Amendment Agreement, all of the other terms and provisions of the Agreement and Plan of Merger continue in full force and effect. See Exhibit 2.1 - Agreement and Plan of Merger and the Registrant’s Form 8-K filed on September 21, 2006 for more details.

Item 9. Financial Statements and Exhibits.

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of September 20, 2006, by and among Gasco Energy, Inc., Gasco Acquisition, Inc. and Brek Energy Corporation, filed as an Exhibit to our Form 8-K (Current Report) filed on September 21, 2006, and incorporated herein by reference.
Filed
4.1
Voting Agreement, dated September 20, 2006, by and among Gasco Energy, Inc., Richard N. Jeffs, Gregory Pek, Ian Robinson, Michael L. Nazmack, Eugene Sweeney and Shawne Malone, filed as an Exhibit to our Form 8-K (Current Report) filed on September 21, 2006, and incorporated herein by reference.
Filed
10.8	First Amendment To Agreement and Plan of Merger, dated as of January 31, 2007, by and between Gasco Energy, Inc. and Brek Energy Corporation	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Brek Energy Corporation has caused this report to be signed on its behalf by the undersigned duly authorized person.

BREK ENERGY CORPORATION

By:/s/ Richard N. Jeffs
Dated: January 31, 2007              Richard N. Jeffs - CEO & President

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Exhibit 10.8

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FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (“First Amendment”) is made as of this 31st day of January, 2007, by and among Gasco Energy, Inc. (“Parent”), a Nevada corporation, and Brek Energy Corporation (“Company”), a Nevada corporation. Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, Parent, the Company and Gasco Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of Parent, have executed that certain Agreement and Plan of Merger dated as of September 20, 2006 (the “Merger Agreement”); and

WHEREAS, pursuant to Section 12.10 of the Merger Agreement, the parties hereto desire to amend the Merger Agreement.

NOW THEREFORE, the parties hereto, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. Section 10.1(e) is hereby amended and restated to read in its entirety as follows:

“(e) by Parent or Company, if the Merger has not been consummated on or before May 31, 2007 (the “Optional Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to any party whose failure or whose Affiliates’ failure to perform in all material respect any covenant, obligation or agreement hereunder has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;”

2. Except as expressly amended by this First Amendment, all of the other terms and provisions of the Merger Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

GASCO ENERGY, INC.

By:/s/ Mark A. Erickson
Name: Mark A. Erickson
Title:  President and Chief Executive

BREK ENERGY CORPORATION

 By:/s/ Richard N. Jeffs
Name: Richard N. Jeffs
Title:	President, Chief Executive Officer and Chief Financial Officer

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